Exhibit 10.33

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
OFFICER EMPLOYMENT AGREEMENT

     THIS AGREEMENT (The “Agreement”) is made as of the August 12, 2008, and is by and between China Information Security Technology, Inc. (formerly as “China Public Security Technology, Inc.), a Nevada corporation (hereinafter referred to as the “Company”), and Zhi Qiang Zhao (hereinafter referred to as the “CAO)”.

BACKGROUND

     The Board of Directors of the Company desires to appoint Mr. Zhi Qiang Zhao as its Chief Administration Officer (“CAO”) to fill an existing vacancy and to have Mr. Zhao perform the duties of the CAO and Mr. Zhao desires to be so appointed for such position and to perform the duties required of such position in accordance with the terms and conditions of this Agreement.

AGREEMENT

     In consideration for the above recited promises and the mutual promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and the CAO hereby agree as follows:

     1. DUTIES. The Company requires that Mr. Zhao be available to perform the duties of Chief Administration Officer customarily related to this function as may be determined and assigned by the Board of Directors of the Company and as may be required by the Company’s constituent instruments, including its certificate or articles of incorporation, bylaws and its corporate governance, each as amended or modified from time to time, and by applicable law, including the Nevada Business Corporation Act (the “Act”). Mr. Zhao agrees to devote as much time as is necessary to perform completely the duties as the CAO of the Company.

     2. TERM. The term of this Agreement shall commence as of the date of the CAO’s appointment by the Board of Directors of the Company and shall continue until the CAO’s removal or resignation.

     3. COMPENSATION. For all services to be rendered by the CAO in any capacity hereunder, the Company agrees to pay the CAO a fee of RMB 35,000 per month. Such fee may be adjusted from time to time as agreed by the parties.

     4. EXPENSES. In addition to the compensation provided in paragraph 3 hereof, the Company will reimburse the CAO for pre-approved reasonable business related expenses incurred in good faith in the performance of the CAO’s duties for the Company. Such payments shall be made by the Company upon submission by the CAO of a signed statement itemizing the expenses incurred. Such statement shall be accompanied by sufficient documentary matter to support the expenditures.

     5. CONFIDENTIALITY. The Company and the CAO each acknowledge that, in order for the intents and purposes of this Agreement to be accomplished, the CAO shall necessarily be obtaining access to certain confidential information concerning the Company and its affairs, including, but not limited to business methods, information systems, financial data and strategic plans which are unique assets of the Company (“Confidential Information”). The CAO covenants not to, either directly or indirectly, in any manner, utilize or disclose to any person, firm, corporation, association or other entity any Confidential Information.

     6. NON-COMPETE. During the term of this Agreement and for a period of twelve (12) months following the CAO’s removal or resignation from the Board of Directors of the Company or any of its subsidiaries or affiliates (the “Restricted Period”), the CAO shall not, directly or indirectly, (i) in any manner whatsoever engage in any capacity with any business competitive with the Company’s current lines of business or any business then engaged in by the Company, any of its subsidiaries or any of its affiliates (the “Company's Business”) for the CAO’s own benefit or for the benefit of any person or entity other than the Company or any subsidiary or affiliate; or (ii) have any interest as owner, sole proprietor, shareholder, partner, lender, director, officer, manager, employee, consultant, agent or otherwise in any business competitive with the Company's Business; provided, however, that the CAO may hold, directly or indirectly, solely as an investment, not more than two percent (2%) of the outstanding securities of any person or entity which are listed on any national securities exchange or regularly traded in the over-the-counter market notwithstanding the fact that such person or entity is engaged in a business competitive with the Company's Business. In addition, during the Restricted Period, the CAO shall not develop any property for use in the Company’s Business on behalf of any person or entity other than the Company, its subsidiaries and affiliates.

     7. TERMINATION. With or without cause, the Company and the CAO may each terminate this Agreement at any time upon ten (10) days written notice, and the Company shall be obligated to pay to the CAO the compensation and expenses due up to the date of the termination. Nothing contained herein or omitted herefrom shall prevent the shareholder(s) of the Company from removing the CAO with immediate effect at any time for any reason.

     8. INDEMNIFICATION. The Company shall indemnify, defend and hold harmless the CAO, to the full extent allowed by the law of the State of Nevada, and as provided by, or granted pursuant to, any charter provision, bylaw provision, agreement (including, without limitation, the Indemnification Agreement executed herewith), vote of stockholders or disinterested directors or otherwise, both as to action in the CAO’s official capacity and as to action in another capacity while holding such office.

     9. EFFECT OF WAIVER. The waiver by either party of the breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

     10. NOTICE. Any and all notices referred to herein shall be sufficient if furnished in writing at the addresses specified on the signature page hereto or, if to the Company, to the Company’s address as specified in filings made by the Company with the U.S. Securities and Exchange Commission and if by fax to 86-755-83709333.

     11. GOVERNING LAW. This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the State of Nevada without reference to that state’s conflicts of laws principles.

     12. ASSIGNMENT. The rights and benefits of the Company under this Agreement shall be transferable, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns. The duties and obligations of the CAO under this Agreement are personal and therefore the CAO may not assign any right or duty under this Agreement without the prior written consent of the Company.

     13. MISCELLANEOUS. If any provision of this Agreement shall be declared invalid or illegal, for any reason whatsoever, then, notwithstanding such invalidity or illegality, the remaining terms and provisions of the this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein.

     14. ARTICLE HEADINGS. The article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

     16. ENTIRE AGREEMENT. Except as provided elsewhere herein, this Agreement sets forth the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party to this Agreement with respect to such subject matter.

[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

China Information Security Technology, Inc.

BY: /s/ Jiang Huai Lin
Jiang Huai Lin
Chairman and Chief Executive Officer

Chief Administration Officer

/s/ Zhi Qiang Zhao
Zhi Qiang Zhao
Address: 21F, Everbright Bank Bldg.,
Zhuzilin, Futian District, Shenzhen, 518040
China